                                                                  EXHIBIT 3.1(i)

                          CERTIFICATE OF INCORPORATION
                                       OF
                           G.D.E. SEARCH CORPORATION

                              A STOCK CORPORATION

          FIRST: The name of this Corporation is G.D.E. Search Corporation.

          SECOND: Its Registered Office in the state of Delaware is to be located at 3422 Old Capitol Trail, Suite 700, in the City of Wilmington, County of New Castle, Zip Code 19808-6192. The Registered Agent in charge thereof DELAWARE BUSINESS INCORPORATORS, INC., located at same address, as above.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The amount of the total authorized capital stock of this corporation is 50,000,000 shares of $.0001 par value.

          FIFTH: The name and mailing address of the incorporator are as follows:

                NAME             Lori M. Smith
              MAILING ADDRESS 3422 Old Capitol Trail, Suite 700
                                Wilmington, Delaware     ZIP CODE 19808-6192

          SIXTH: The powers of the incorporator are to terminate upon the filing of the certificate of incorporation. The name and mailing address of the person who is to serve as director until the first annual meeting of the shareholders or until their successors are duly elected and qualify is as follows:

                NAME             Arthur A. Graves, III
              MAILING ADDRESS 701 S. Parker Street, Suite 7300
                                Orange, California     ZIP CODE 92668

THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, make, file and record this Certificate, and do certify that the facts herein stated are true, and have accordingly hereunto set my hand this 31st day of January, A.D. 1989.

                                            /S/  LORI M. SMITH

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     IT IS HEREBY CERTIFIED THAT:

     The name of the corporation is G.D.E. SEARCH CORPORATION (the
"Corporation").

     1. The applicable section amended by this Certificate of Amendment of Certificate of Incorporation presently reads as follows:

          "FOURTH: The amount of the total authorized capital stock of this corporation is 50,000,000 shares of $.0001 par value."

     The Company's Amended Certificate of Incorporation shall be amended to read as follows:

          "FOURTH: The amount of the total authorized capital stock of this corporation is 50,000,000 shares of $.00001 par value."

     2. The applicable section amended by this Certificate of Amendment of Certificate of Incorporation presently reads as follows:

          "SIXTH: The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation. The name and mailing address of the person who is to serve as director until the first annual meeting of the shareholders or until their successors are duly elected and qualify is as follows:

Name:     Arthur A. Graves, III
Address:  701 S. Parker Street, Suite 7300
          Orange, CA 92668"

     The Corporation's Amended Certificate of Incorporation shall be amended to read as follows:

          "SIXTH: The powers of the incorporator terminate upon the filing of the Certificate of Incorporation. The name and mailing address of the Chairman of the Board is as follows:

Name:     Robert P. Jackson
Address:  4200 South Hulen Street
          Suite 536
          Fort Worth, Texas 76109"

     3. That pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     4. That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said G.D.E. SEARCH CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Robert P. Jackson, its President and G. Don Edwards, its Secretary, this 21st day of March, 1989.

                                                /S/  ROBERT P. JACKSON
                                            ------------------------------------
                                                     Robert P. Jackson

                                            ATTEST:

                                                 /S/  G. DON EDWARDS
                                            ------------------------------------
                                                      G. Don Edwards

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           G.D.E. SEARCH CORPORATION

     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned corporation hereby certifies the adoption of the following Certificate of Amendment to its Certificate of Incorporation.

     FIRST: The name of the corporation is G.D.E. SEARCH CORPORATION.

     SECOND: The following amendments of the Articles of Incorporation were duly adopted in the manner prescribed by Section 242 of the Delaware General Corporation Law with written consent of the stockholders given in accordance with Section 228 of the Delaware General Corporation Law:

          Article FIRST of the Certificate of Incorporation is hereby amended to read as follows:

             FIRST: The name of the Corporation is PONDER INDUSTRIES, INC.

          Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

             FOURTH: The total number of shares of stock which this Corporation shall have the authority to issue shall be 50,000,000 shares of common stock of the par value of $.01 per share.

                     Each four shares of the Corporation's common stock, $.00001 par value per share, outstanding and to be outstanding pursuant to this Corporation's Stock Bonus Plan, shall be and they are hereby automatically changed (without any further act) into one share of common stock, $.01 par value per share, provided that no fractional shares shall be issued. Fractional share interests of .5 or more shall be rounded to the next full share and fractional share interests of less than .5 shall be eliminated. Immediately after the effective date of this amendment, the stockholders of record as of the close of business on the effective date shall be given notice to surrender their certificates of shares of common stock, $.00001 par value, to the Corporation for cancellation and reissue in accordance with the terms of the foregoing.

                                            G.D.E. SEARCH CORPORATION

                                            By:   /S/  ROBERT P. JACKSON
                                              ----------------------------------
                                                      Robert P. Jackson

                                            ATTEST:

                                                  /S/  C. DIANE WELLS
                                            ------------------------------------
                                                       C. Diane Wells
                                                         Secretary

Dated: January 26, 1990

                             CERTIFICATE OF MERGER
                                       OF
                            PONDER INDUSTRIES, INC.
                          INTO PONDER INDUSTRIES, INC.

     Under Section 252 of the General Corporation Law of the State of Delaware, Ponder Industries, Inc. hereby certifies that:

          1. The name and state of incorporation of each of the constituent corporations are:

             a. Ponder Industries, Inc., a Texas corporation.

             b. Ponder Industries, Inc., a Delaware corporation.

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

          3. The name of the surviving corporation is Ponder Industries, Inc., a Delaware corporation.

          4. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation at 5005 Riverway Drive, Suite 550, Houston, Texas 77056.

          5. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request and without cost, to any stockholder of Ponder Industries, Inc., a Texas corporation or Ponder Industries, Inc., a Delaware corporation.

          6. The authorized capital stock of the non-surviving corporation, which is incorporated under the laws of the State of Texas, is 4,200,000 shares of common stock, no par value.

          7. The Certificate of Incorporation of Ponder Industries, Inc. shall be its Certificate of Incorporation.

     IN WITNESS WHEREOF, Ponder Industries, Inc. has caused this certificate to be signed by its President, and attested by its Secretary, on the 2nd day of December, 1997, to be effective October 12, 1990.

                                            PONDER INDUSTRIES, INC.

                                            By:    /S/  EUGENE L. BUTLER
                                              ----------------------------------
                                                       Eugene L. Butler
                                              President, Chief Executive Officer
                                                    and Chairman of the Board

                                            ATTEST:

                                            By:   /S/  DEBORAH S. HUDGEONS
                                              ----------------------------------
                                              Name: Deborah S. Hudgeons
                                              Title: Office Manager

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PONDER INDUSTRIES, INC.

     The undersigned, Ponder Industries, Inc., a Delaware corporation (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation, in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment of Certificate of Incorporation and does hereby certify that:

          FIRST: The following resolutions proposed by the Board of Directors and adopted by the stockholders of the Corporation set forth the amendments adopted:

             RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting all of the present Article Fourth and inserting in lieu thereof the following Article Fourth:

                FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 160,000,000 shares, of which 150,000,000 shares shall be common stock, $.01 par value per share, and 10,000,000 shares shall be preferred stock, $.01 par value per share. The designations, rights, preferences, privileges and voting powers of the preferred stock, and any restrictions and qualifications thereof, shall be determined by the Board of Directors.

             RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting all of the present Article Sixth and inserting in lieu thereof the following Article Sixth:

                SIXTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article SIXTH shall not eliminate or limit the liability of a director of the Corporation; (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                SECOND: Such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its President on this 21st day of May 1998.

                                            PONDER INDUSTRIES, INC.

                                            By:    /S/  EUGENE L. BUTLER
                                              ----------------------------------
                                                      Eugene L. Butler,
                                                          President